As filed with the Securities and Exchange Commission on September 9, 1997
                                                      Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                                   Scios Inc.
             (Exact name of registrant as specified in its charter)
                               -----------------


           Delaware                                       95-3701481
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                     Identification Number)


                               ------------------

                              2450 Bayshore Parkway
                             Mountain View, CA 94043
                    (Address of Principal Executive Offices)
                               ------------------

                  Scios Inc. 1996 Non-Officer Stock Option Plan
                      Scios Inc. 1992 Equity Incentive Plan
                            (Full title of the plans)
                               ------------------

                              John H. Newman, Esq.
                  Vice President, General Counsel and Secretary
                                   Scios Inc.
                              2450 Bayshore Parkway
                             Mountain View, CA 94043
                                 (650) 966-1550
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------





                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                                       Proposed
      Title of                  Proposed                Maximum
  Securities to be          Maximum Amount to       Offering Price            Aggregate              Amount of
     Registered               be Registered          Per Share(1)         Offering Price(1)     Registration Fee(2)
======================== ====================== ====================== ====================== ======================

Common Stock
(par value $.001)              2,200,000              $7.09375              $15,606,250             $4,729.17
======================== ====================== ====================== ====================== ======================

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market for September 5, 1997 for shares reserved for future grant pursuant to the 1992 Equity Incentive Plan (1,500,000 shares) and the 1996 Non-Officer Stock Option Plan (700,000 shares).
(2) Estimated solely for the purpose of calculating the amount of the Registration Fee based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market for September 5, 1997.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed by Scios Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         1. The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         2. All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         3. The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.



                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and executive officers and may indemnify its other officers to the full extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by officers and directors, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, provision of any Certificate of Incorporation, Bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

         In addition, the Company's Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into indemnity agreements with each of its directors and executive officers. The Company currently has a policy providing directors and officers liability insurance which insures directors and officers of the Company in certain circumstances. The policy also insures the Company against losses as to which its directors and officers are entitled to indemnification.



                                    EXHIBITS

Exhibit
Number

4.1 Restated Certificate of Incorporation of Scios Inc.. (Filed as an exhibit to Annual Report on Form 10-K for fiscal year 1994 and incorporated herein by reference.)

4.2 Restated Bylaws of Scios Inc.. (Filed as an exhibit to Form S-4 Registration Statement (File No. 33-49846) filed on July 22, 1992 and incorporated herein by reference.)

5.1 Opinion of John H. Newman, Vice President, General Counsel and Secretary of the Registrant, as to the legality of shares being registered.

23.1         Consent of Coopers & Lybrand L.L.P.

23.2 Consent of John H. Newman. Reference is made to Exhibit 5.1 of this Registration Statement.

24.1 Power of Attorney. Reference is made to page 5 of this Registration Statement.

99.1 1992 Equity Incentive Plan, as amended. (Filed as Exhibit 10.11 to Quarterly Report on Form 10-Q for the quarter ended June 10, 1997, filed August 14, 1997, and incorporated herein by reference.)

99.2         1996 Non-Officer Stock Option Plan.

99.3 Forms of option agreements for 1992 Equity Incentive Plan (Filed as an Exhibit to the Registration Statement on Form S-8 (Reg. No. 33-51590) and incorporated herein by reference).

99.4         Form of option agreement for 1996 Non-Officer Stock Option Plan.



                                  UNDERTAKINGS

      1.      The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on September 9, 1997.

                                   SCIOS INC.

                                   /s/ Richard L. Casey
                                   By ___________________________
                                      Richard L. Casey
                                      Chairman of the Board and
                                      Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Newman and Richard L. Casey, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                             Date


/s/ Richard L. Casey         Chairman of the Board and         September 9, 1997
(Richard L. Casey)           Chief Executive Officer (Acting
                             Chief Financial Officer)


/s/ David Southern           Controller                        September 9, 1997
(David Southern)             (Acting Principal
                             Accounting Officer)


/s/ Samuel H. Armacost       Director                          September 9, 1997
(Samuel H. Armacost)


/s/ Myron Du Bain            Director                          September 9, 1997
(Myron Du Bain)


                             Director                          September _, 1997
(Donald B. Rice, Ph.D.)


/s/ Robert W. Schrier, M.D.  Director                          September 9, 1997
(Robert W. Schrier, M.D.)


/s/ Solomon H. Snyder, M.D.  Director                          September 9, 1997
(Solomon H. Snyder, M.D.)


/s/ Burton E. Sobel, M.D.    Director                          September 9, 1997
(Burton E. Sobel, M.D.)


/s/ Eugene L. Step           Director                          September 9, 1997
(Eugene L. Step)

                                  EXHIBIT INDEX

    Exhibit
    Number       Description

      4.1 Restated Certificate of Incorporation of Scios Inc. (Filed as an exhibit to Annual Report on Form 10-K for fiscal year 1994 and incorporated herein by reference.)
      4.2 Restated Bylaws of Scios Inc. (Filed as an exhibit to Form S-4 Registration Statement (File No. 33-49846) filed on July 22, 1992 and incorporated herein by reference.)
      5.1 Opinion of John H. Newman, Vice President, General Counsel and Secretary of the Registrant, as to the legality of shares being registered.
     23.1        Consent of Coopers & Lybrand L.L.P..
     23.2 Consent of John H. Newman. Reference is made to Exhibit 5.1 of this Registration Statement.
     24.1 Power of Attorney. Reference is made to page 6 of this Registration Statement.
     99.1 1992 Equity Incentive Plan, as amended. (Filed as Exhibit 10.11 to Form 10-Q (File No. 0-11749) on August 14, 1997 and incorporated herein by reference.)
     99.2        1996 Non-Officer Stock Option Plan.
     99.3 Form of option agreement for 1992 Equity Incentive Plan (Filed as an exhibit to the Registration Statement on Form S-8 (Reg. No. 33-51590) and incorporated herein by reference.)
     99.4        Form of option agreement for 1996 Non-Officer Stock Option
                 Plan.